Exhibit 107

CALCULATION OF FILING FEE TABLES

Form F-10

(Form Type)

Aurora Cannabis Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses

In US Dollars

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Shares (no par value)	(1)(3)	—	F-10	333-254096	March 29, 2021
Debt	Debt Securities	(1)(3)	—	F-10	333-254096	March 29, 2021
Other	Subscription Receipts	(1)(3)	—	F-10	333-254096	March 29, 2021
Other	Options	(1)(3)	—	F-10	333-254096	March 29, 2021
Other	Units	(1)(3)	—	F-10	333-254096	March 29, 2021
Other	Warrants	(1)(3)	—	F-10	333-254096	March 29, 2021
Unallocated (Universal) Shelf	—	(1)(3)	$650,000,000 (1)(2)(3)	F-10	333-254096	March 29, 2021

(1)

There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of common shares, subscription receipts, options, units and warrants (collectively, “Securities”) of Aurora Cannabis Inc. (the “Registrant”) and such indeterminate amount of unsecured debt securities of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively as shall have an aggregate initial offering price not to exceed $650,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)

The prospectus contained herein relates to an aggregate of $650,000,000 of Securities of the Registrant, including, pursuant to Rule 429 under the Securities Act, $650,000,000 of unsold Securities that were previously registered by the Registrant under Form F–10 (File No. 333-254096) filed on March 10, 2021, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-254096) filed on March 29, 2021 (together, the “Prior Registration Statement”). No separate registration fee is payable with respect to such unsold Securities, as such Securities were previously registered on the Prior Registration Statement.